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                                                                  EXHIBIT (g)(v)

                AMENDMENT NO. 1 TO ACCOUNTING SERVICES AGREEMENT


         This Amendment, dated February 5, 1996, is entered into between SCHWAB ANNUITY PORTFOLIOS, a Massachusetts business trust (the "Fund"), and PFPC INC. (formerly Provident Financial Processing Corporation), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Bank Corp. (formerly, PNC Financial Corp.) ("PFPC").

         WHEREAS, the Fund and PFPC have entered into an Accounting Services Agreement dated as of March 29, 1994 (the "Agreement") pursuant to which the Fund appointed PFPC to provide accounting services to its investment portfolios listed on schedule A to the Agreement; and

         WHEREAS, the Fund and PFPC desire to amend the Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Paragraph 15 is hereby deleted and replaced with the following:
Duration and Termination. This Agreement shall continue in full force and effect with respect to each Portfolio, unless terminated as hereinafter provided or amended by mutual, written agreement of the parties hereto. This Agreement may be terminated by either party by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other party, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing.

         2. Any defined terms not defined herein shall have the same meaning as given in the Agreement.
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         3. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                            SCHWAB ANNUITY PORTFOLIOS


                                         By: /s/ William J. Klipp
                                             ----------------------------------
                                             William J. Klipp

                                      Title: Senior Vice President and Chief
                                             ---------------------------------
                                             Operating Officer
                                             ---------------------------------
                             PFPC INC.


                                         By: /s/ Robert J. Perlsweig
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                                             Robert J. Perlsweig

                                      Title: Executive Vice President
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